Exhibit 10.13

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SeraCare Life Sciences, Inc.

CONSULTING AGREEMENT

This Consulting Agreement (“Agreement”) is entered into by and between SeraCare Life Sciences, Inc. (the “Company”) and Sam Anderson (“Consultant”), as of the 15th day of April 2002.

1.    ENGAGEMENT.

A.	The Company hereby engages Consultant and Consultant hereby accepts such engagement, upon the terms and conditions hereinafter set forth, from April 15, 2002, to and including April 14, 2005.

II.    SERVICE.

A.    Consultant shall make himself available for consulting services on a non-exclusive basis during the course of his engagement under this Agreement as an Advisor to the Chief Executive Officer ( “CEO”) of the Company, and shall use his best efforts to perform such services as the CEO of the Company shall reasonably request from time to time.

B.    Consultant agrees to make himself reasonably available to accomplish the projects assigned by the CEO. It is the intention of the Company and Consultant that Consultant will serve as an independent contractor to the Company and not as an employee. With respect to the services provided by Consultant, the Company shall not have any direction or control over the method or means of Consultant’s work.

C.    For the term of this Agreement, Consultant shall report to the CEO of the Company.

III.    COMPENSATION.

A.    The Company will pay to Consultant an annual consulting fee of $70,000.00, payable monthly at the rate of $5,833.33 per month. Consultant shall also be reimbursed for expenses incurred in connection with his efforts on behalf of the Company, providing however that all such costs shall be approved in advance by the Company.

IV.    NO COMPETING AFFILIATIONS AND ANTISOLICITATION.

During the term of this agreement and for a period of one year after termination of this agreement, Consultant will not serve as a Consultant, employee or other paid assistant or in any like role or capacity with any other competing or potentially competing company with like operations, products, business strategies or objectives as the Company.

Consultant also promises and agrees that he will not, during his engagement and for a period of one year following termination of his engagement or the expiration of this Agreement, influence or attempt to influence customers of the Company or any of its present or future subsidiaries or affiliates, either directly or indirectly, to divert their business to any individual, partnership, firm, corporation or other entity then in competition with the business of the Company, or any subsidiary or affiliate of the Company.

V.    SOLICITING EMPLOYEES.

Consultant promises and agrees that he will not, during his engagement and for a period of one year following termination of his engagement or the expiration of this Agreement, directly or indirectly solicit any of the Company employees who earned annually $25,000 or more as a Company employee during the last six months of his or her own employment to work for any business, individual, partnership, firm, corporation, or other entity then in competition with the business of the Company or any subsidiary or affiliate of the Company.

VI.    CONFIDENTIAL INFORMATION.

A.    Consultant, in the performance of Consultant’s services on behalf of the Company, may have access to, receive and be entrusted with confidential information, including but in no way limited to development, marketing, organizational, financial, management, administrative, production, distribution and sales information, data, specifications and processes presently owned or at any time in the future developed, by the Company or its agents or consultants, or used presently or at any time in the future in the course of its business that is not otherwise part of the public domain (collectively, the “Confidential Material”). All such Confidential Material is considered secret and will be available to Consultant in confidence. Except in the performance of services on behalf of the Company, Consultant shall not, directly or indirectly for any reason whatsoever, disclose or use any such Confidential Material, unless such Confidential Material ceases (through no fault of Consultant’s) to be confidential because it has become part of the public domain. All records, files, drawings, documents, equipment and other tangible items, wherever located, relating in any way to the Confidential Material or otherwise to the Company’s business, which Consultant prepares, uses or encounters shall be and remain the Company’s sole and exclusive property and shall be included in the Confidential Material. Upon termination of this Agreement by any means, or whenever requested by the Company, Consultant shall promptly deliver to the Company any and all of the Confidential Material, not previously delivered to the Company, that may be or at any previous time has been in Consultant’s possession or under Consultant’s control.

B.    Consultant hereby acknowledges that the sale or unauthorized use or disclosure of any of the Company’s Confidential Material by any means whatsoever and any time before, during or after Consultant’s engagement with the Company shall constitute Unfair Competition. Consultant agrees that Consultant shall not engage in Unfair Competition either during the time engaged by the Company or any time thereafter.

VII.    SUCCESSORS.

A.    This Agreement is personal to Consultant and shall not, without the prior written consent of the Company, be assignable by Consultant.

B.    This Agreement shall inure to the benefit of and be binding upon the Company and its successors and assigns and any such successor or assignee shall be deemed substituted for the Company under the terms of this Agreement for all purposes. As used herein. “successor” and “assignee” shall include any person, firm, corporation or other business entity which at any time, whether by purchase, merger or otherwise, directly or indirectly acquires the stock of the Company or to which the Company assigns this Agreement by operation of law or otherwise.

VIII.     WAIVER.

No waiver of any breach of any term or provision of this Agreement shall be construed to be, nor shall be, a waiver of any other breach of this Agreement. No waiver shall be binding unless in writing and signed by the party waiving the breach.

IX.       MODIFICATION.

This Agreement may not be amended or modified other than by a written agreement executed by Consultant and the Company.

X.       SAVINGS CLAUSE.

If any provision of this Agreement or the application thereof is held invalid, the invalidity shall not affect other provisions or applications of the Agreement which can be given effect without the invalid provisions or applications and to this end the provisions of this Agreement are declared to be severable.

XI.    COMPLETE AGREEMENT.

This Agreement, the Termination and General Release Agreement to which this Agreement is an Exhibit constitute and contain the entire agreement and final understanding concerning Consultant’s relationship with the Company and the other subject matters addressed herein between the parties. It is intended by the parties as a complete and exclusive statement of the terms of their agreement. It supersedes and replaces all prior negotiations and all agreements proposed or otherwise, whether written or oral, concerning the subject matter hereof. Any representation, promise or agreement not specifically included in this Agreement shall not be binding upon or enforceable against either party. This is a fully integrated agreement.

XII.    GOVERNING LAW.

This Agreement shall be deemed to have been executed and delivered within the State of California, and the rights and obligations of the parties hereunder shall be construed and enforced in accordance with, and governed by, by the laws of the State of California without regard to principles of conflict of laws.

XIII.    CONSTRUCTION.

Each party has cooperated in the drafting and preparation of this Agreement. Hence, in any construction to be made of this Agreement, the same shall not be construed against any party on the basis that the party was the drafter. The captions of this Agreement are not part of the provisions hereof and shall have no force or effect.

XIV.    EXECUTION.

This Agreement is being executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Photographic copies of such signed counterparts may be used in lieu of the originals for any purpose.

In witness whereof, the parties hereto have executed this Agreement as of the date first above written.

SeraCare Life Sciences, Inc.			Consultant

By	/s/ Barry Plost		/s/ Sam Anderson
	Its	Ceo	Sam Anderson

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